UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD		21401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Bonus Plan

On January 28, 2013, the Compensation Committee of the Board of Trustees (the “Board”) of Chesapeake Lodging Trust (the “Trust”) approved the parameters of an annual cash bonus plan for the Trust’s executive officers.

Under the terms of the plan, the Trust’s executive officers will be entitled to receive annual cash bonuses for a given calendar year, with the actual amounts awarded in respect of a particular year to be determined based on the extent to which the executive officers and the Trust achieve the Trust-wide and individually designed performance metrics established for that year by the Compensation Committee. While the exact mix of these metrics will be determined annually in the discretion of the Compensation Committee, the Compensation Committee expects that the predominant portion of the metrics selected for each year will be chosen from among the list of performance criteria approved by the Trust’s shareholders at the Trust’s 2012 annual meeting and therefore amounts paid as a result of achievement of such metrics will qualify as performance-based pay for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee also may elect to denominate a portion of a particular year’s cash bonus plan on achievement of individually-designed performance objectives for each executive officer set at the beginning of each such year, the achievement of which may not be deemed to constitute performance-based pay.

Along with establishing the relevant performance metrics, the Compensation Committee will establish at the beginning of each year a framework for determining the amount of the annual cash bonus that each executive would be entitled to receive for that year, assuming achievement by the executive and the Trust of the respective threshold, target and maximum performance levels under each metric of the cash bonus plan established for that year. In assessing the extent to which a particular component of a year’s bonus plan has been achieved, the Compensation Committee will evaluate each component based on threshold, target and maximum levels of performance. Amounts earned for each component of a year’s cash bonus plan will be interpolated if performance is between the threshold and target, or target and maximum, levels. The Compensation Committee may determine it appropriate to pay an additional bonus, subject to the limits set forth in the Trust’s equity plan, for performance above the maximum level of any component.

Performance Metrics for 2013 Cash Bonus Plan

As more fully described below, 2013 annual cash bonuses will be based on the extent to which the executive officers and the Trust achieve the Trust-wide and individually-designed performance objectives described below, which objectives remain generally unchanged from the metrics used in connection with the Trust’s 2012 cash bonus plan. As in 2012, no bonus will be paid pursuant to any component if the threshold level of performance for that component is not met.

AFFO/Share (Weight: 60%). The Trust believes that adjusted funds from operations, or “AFFO” (determined by adjusting the Trust’s FFO as calculated in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), to add back hotel acquisition costs and amortization of certain non-cash items, including intangible assets and unfavorable contract liabilities), represents the best financial measure by which to evaluate the Trust’s core operating results. Accordingly, the Compensation Committee has determined that 60% of the overall cash bonus for each executive officer will be based upon the level of AFFO/share generated by the Trust during 2013. The Trust’s executive officers will earn the target payout under this component if the Trust achieves 2013 AFFO/share equal to the midpoint of the Trust’s range of guidance for AFFO/share, which will be published in connection with the Trust’s February 21, 2013 earnings release and conference call. Threshold performance will be achieved if 2013 AFFO/share equals the target level of AFFO/share, less 7.5%, and maximum performance will be achieved if 2013 AFFO/share equals the target level of AFFO/share, plus 7.5%. Each of the threshold, target and maximum levels will be based on budgeted results for the Trust’s 16-hotel portfolio (including the proposed acquisition of the Hyatt Place New York Midtown South) and will exclude the potential impact of any significant transactions, such as capital raises of debt or equity and acquisitions or dispositions not currently pending. If any significant transaction were to occur, the impact of the transaction on reported AFFO/share will be evaluated by the Compensation Committee and, in the Compensation Committee’s discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of AFFO/share to give effect to the impact of the transaction.

RevPAR Growth Compared to Industry-wide Performance (Weight: 20%). The Compensation Committee believes that a significant indicator of the Trust’s 2013 performance will be the growth of the room revenue per available room (“RevPAR”) generated by the Trust’s hotels compared to that generated by hotels operating in the respective segments of the U.S. lodging industry in which the Trust’s hotels are positioned. Accordingly, the Compensation Committee has determined that 20% of the overall 2013 cash bonus for each executive officer will be based upon a comparison of 2013 RevPAR growth at the Trust’s hotels, excluding hotels at which no 2012 operations occurred, against the weighted average (calculated on the basis of the number of rooms the Trust has in each segment) 2013 RevPAR growth reported by Smith Travel Research (“STR”) for the respective segments as a whole. For purposes of the 2013 cash bonus plan, threshold performance will be achieved if the Trust’s 2013 RevPAR growth achieves the STR weighted-average, less 1%; target performance will be achieved if the Trust’s 2013 RevPAR growth achieves the STR weighted-average; and maximum performance will be achieved if the Trust’s 2013 RevPAR growth achieves the STR weighted-average, plus 1%.

Individual Performance Goals (Weight: 20%). In addition to Trust-wide performance goals, the Compensation Committee believes that individual performance goals relative to pre-determined objectives should play a role in the cash bonus payable to each executive officer. Accordingly, the Compensation Committee has determined that 20% of the overall cash bonus for each executive officer in 2013 will be based upon such individual performance goals.

The Compensation Committee has approved performance goals for each of the Trust’s executive officers, with the Compensation Committee retaining full discretion in respect of all amounts awarded under this portion of the 2013 cash bonus plan. Individual performance goals include, where appropriate, operational goals for the Trust and the respective functions over which each executive has operational or overall responsibility, monitoring and expanding internal programs in support of the Trust’s strategic plan, monitoring the Trust’s hotel portfolio to ensure that each hotel is efficiently operated and managed, evaluating and executing on renovation and repositioning opportunities with respect to each hotel, maintaining and expanding investor and industry relationships, undertaking leadership initiatives and other significant qualitative objectives. The Compensation Committee will not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considers to be value-added quantitative and qualitative goals in furtherance of the Trust’s compensation principles. No executive officer is guaranteed an award and, if performance is unsatisfactory, no bonus will be paid under the individual performance criterion of the 2013 cash bonus plan.

The following table depicts the cash bonus that each executive would be entitled to receive for 2013, measured as a percentage of 2013 base salary, assuming achievement by the executive and the Trust of the respective threshold, target and maximum performance levels under each metric of the 2013 cash bonus plan identified above.

Cash Bonuses Payable Based Upon Achievement of 2013 Bonus Plan Metrics

(as Percentage of 2013 Base Salary)

Executive Officer	Threshold	Target	Maximum
James L. Francis	50%	100%	200%
Douglas W. Vicari	35%	75%	150%
D. Rick Adams	35%	65%	125%
Graham J. Wootten	25%	50%	85%

2012 Bonus Determinations and 2013 Base Salary Adjustments

Also on January 28, 2013, the Trust’s Compensation Committee determined bonuses payable to its executive officers pursuant to the Trust’s 2012 cash bonus plan, which were determined in accordance with the terms of the 2012 bonus plan previously described, following appropriate adjustments made by the Compensation Committee for the acquisition and financing activities that occurred in 2012. Mr. Francis was awarded a bonus of approximately 1.9 times his 2012 base salary; Mr. Vicari was awarded a bonus of approximately 1.4 times his 2012 base salary; Mr. Adams was awarded a bonus of approximately 1.2 times his 2012 base salary; and Mr. Wootten was awarded a bonus of approximately 0.8 times his 2012 base salary. In addition, the Compensation Committee approved 2013 base salary increases for Messrs. Adams and Wootten of 14.2% and 5.0%, respectively.

Long-term Equity Awards

The Compensation Committee’s advisor, HVS Executive Search (“HVS”), observed following its 2011 review of the Trust’s executive compensation program that the Trust’s executive officers owned less equity in the Trust than did executive officers of the Trust’s peers. Following a subsequent 2012 study undertaken by the Compensation Committee with the assistance of HVS, the Compensation Committee concurred, and determined it would be appropriate and beneficial to ensure the long-term retention of the Trust’s executive officers to make additional share-based awards to each of the Trust’s executive officers. As a result, the Compensation Committee approved grants, comprised of both time-based restricted shares vesting ratably over four years, and performance-based restricted shares vesting, if at all, based on the Trust’s total shareholder returns, measured annually over each year in a four-year period and cumulatively over the entire period, against those generated by the SNL US Hotel REIT Index prepared by SNL Financial LC (the “Index”), to each executive officer. Mr. Francis has been awarded 180,000 time-based and 180,000 performance-based restricted shares; each of Messrs. Vicari and Adams has been awarded 69,300 time-based and 69,300 performance-based restricted shares; and Mr. Wootten has been awarded 26,300 time-based and 26,300 performance-based restricted shares.

The actual number of performance-based restricted shares that vest in a particular year will be determined by comparing the Trust’s annual total shareholder return to the total return of the Index. For this purpose, the Trust’s total shareholder return (“TSR”) for a given year shall be calculated as follows:

Annual TSR =	(December 31 closing share price * Adjusted share count) – Closing share price on December 31 of prior year
Closing share price on December 31 of prior year

The term “Adjusted share count” means one share plus the number of shares received in connection with the assumed reinvestment of all dividends paid during the period at the closing price of the Trust’s common shares on the ex-dividend date for each such dividend.

If the total return for the Index is positive for any year, the performance-based restricted shares will vest only as follows:

•	If the Trust’s TSR for the year equals 67% of the total return produced by the Index, 25% of the performance-based restricted shares subject to vesting for that year will vest.

•	If the Trust’s TSR equals the total return produced by the Index, 50% of the performance-based restricted shares subject to vesting for that year will vest.

•

If the Trust’s TSR is between 67% and 100% of the total return produced by the Index, the number of performance-based restricted shares that will vest for that year will be interpolated ratably between 25% and 50%.

•	If the Trust’s TSR for the year equals or exceeds 133% of the total return produced by the Index, 100% of the performance-based restricted shares subject to vesting for that year will vest.

•

If the Trust’s TSR is between 100% and 133% of the total return produced by the Index, the number of performance-based restricted shares that will vest for that year will be interpolated ratably between 50% and 100%.

If the total return for the Index is negative for any year, performance-based restricted shares will vest for that year if the Trust’s TSR equals or exceeds 133% of the Index’s total return, in which case 100% of the performance-based restricted shares subject to vesting for that year will vest. For example, if the Index’s total return is -10% for a particular year, performance-based restricted shares will vest for that year if the Trust’s annual TSR equals or exceeds -6.67%.

Notwithstanding the foregoing, if the Trust achieves a level of RTSR over the performance period through December 31, 2016, any previously unvested performance-based restricted shares may vest as described below. For this purpose, the Trust’s cumulative total shareholder return (“cumulative TSR”) for the performance period through December 31, 2016 shall be calculated as follows:

Cumulative TSR=	(December 31, 2016 closing share price * Adjusted share count) – Closing share price on December 31, 2012
Closing share price on December 31, 2012

If the cumulative total return for the Index is positive for the period, the previously unvested performance-based restricted shares will vest only as follows:

•	If the Trust’s cumulative TSR equals 67% of the cumulative total return produced by the Index, 25% of the previously unvested performance-based restricted shares will vest.

•	If the Trust’s cumulative TSR equals the cumulative total return produced by the Index, 50% of the previously unvested performance-based restricted shares will vest.

•

If the Trust’s cumulative TSR is between 67% and 100% of the cumulative total return produced by the Index, the number of previously unvested performance-based restricted shares that will vest will be interpolated ratably between 25% and 50%.

•	If the Trust’s cumulative TSR equals or exceeds 133% of the cumulative total return produced by the Index, 100% of the previously unvested performance-based restricted shares will vest.

•

If the Trust’s cumulative TSR is between 100% and 133% of the cumulative total return produced by the Index, the number of previously unvested performance-based restricted shares that will vest will be interpolated ratably between 50% and 100%.

If the cumulative total return produced by the Index is negative for the entire performance period, the previously unvested performance-based restricted shares will vest if the Trust’s cumulative TSR equals exceeds 133% of the Index’s cumulative total return, in which case 100% of the previously unvested performance-based restricted shares will vest. For example, if the Index’s cumulative total return is -10% for the entire performance period, the previously unvested performance-based restricted shares will vest if the Trust’s cumulative TSR equals or exceeds -6.67%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer